Report of Independent
Registered Public
Accounting Firm


The Shareholders and
Board of Trustees of
The Travelers Series
Trust:

In planning and performing
our audit of the financial
statements of Zero Coupon
Bond Fund Portfolio Series
2005 ("Fund") of The Travelers
Series Trust for the year ended
December 31, 2004,
we considered its internal control,
including control activities
for safeguarding securities,
in order to determine our
auditing procedures for
the purpose of expressing
our opinion on the financial
statements and to comply
with the requirements of
Form N-SAR, not to provide
assurance on internal control.

The management of the Fund is
responsible for establishing
and maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits
and related costs of controls.
Generally, controls that are
relevant to an audit pertain
to the entity's objective of
preparing financial statements
for external purposes that
are fairly presented in conformity
with U.S. generally accepted
accounting principles. Those
controls include the
safeguarding of assets
against unauthorized acquisition,
use, or disposition.

Because of inherent limitations
in internal control, error or
fraud may occur and not be detected.
Also, projection of any evaluation
of internal control to future
periods is subject to the risk
that it may become inadequate
because of changes in conditions
or that the effectiveness of the
design and operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under the standards
of the Public Company Accounting
Oversight Board (United States).
A material weakness is a significant
deficiency, or combination of
significant deficiencies,
that results in more than
a remote likelihood that
a material misstatement
of the annual or interim
financial statements will
not be prevented or detected.
However, we noted no matters
involving internal control
and its operation, including
controls for safeguarding securities,
that we consider to be material
weaknesses as defined above as
of December 31, 2004.

This report is intended solely
for the information and use of
management and the Board of
Trustees of the Fund and the
Securities and Exchange Commission
and is not intended to be and
should not be used by anyone
other than these specified parties.



KPMG LLP
New York, New York
February 18, 2005